UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 23, 2014

Metalico, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32453	52-2169780
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

186 North Ave. East, Cranford, New Jersey		07016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(908) 497-9610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the previously disclosed Exchange Agreements (the "Exchange Agreements") between the Company and each of the Note Holders, respectively, dated October 21, 2014, the Company agreed to exchange for its outstanding 7% senior subordinated unsecured convertible notes due April 30, 2028 (the "Original Convertible Notes") (i) new convertible notes (the "New Series Convertible Notes") in the aggregate principal amount of approximately $14.7 million, representing the outstanding balance of the Original Convertible Notes, and (ii) a right to receive a number of additional common shares (the "Additional Common Shares") in accordance with, and subject to, the terms set forth in the Exchange Agreements. The material terms of the Exchange Agreements and the New Series Convertible Notes were described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2014 (the "Original 8-K"). The Form of Exchange Agreement and New Series Convertible Notes were filed as exhibits to the Original 8-K.

Under the terms of the Exchange Agreements, the aggregate number of Additional Common Shares to be issued to the Note Holders was equal to (A) the quotient obtained by dividing (x) Ten Million Dollars ($10,000,000) and (y) 85% of the volume weighted average of the Weighted Average Prices (as defined in the New Series Convertible Notes) of the Common Stock during the period (the "Measurement Period") consisting of each of the forty (40) consecutive "Trading Days" as defined therein beginning on, and including, the Trading Day immediately following October 21, 2014, less (B) 10,096,928. The number representing 85% of the volume weighted average of the Weighted Average Prices for the Measurement Period was determined to be approximately $0.4105. As a result, the Company is obligated to issue an aggregate of 14,265,815 shares of its Common Stock to the Note Holders. Pursuant to Section 4 of the Exchange Agreements, the Note Holders have the right to defer the issuance of a portion of their shares until a later date. The issuance of the shares of Common Stock was made in exchange for the Original Convertible Notes pursuant to an exemption from the registration requirements provided by Section 3(a)(9) under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metalico, Inc.

December 23, 2014	By:	/s/ Carlos E. Aguero

Name: Carlos E. Aguero
Title: Chairman, President and Chief Executive Officer